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                                                                   EXHIBIT 23.10

                         Consent of Kaufman Bros., L.P.

         We hereby consent to the inclusion in the Registration Statement on Form S-4 of World Access, Inc. relating to the proposed mergers involving STAR Telecommunications, Inc. and World Access, Inc., and WORLDxCHANGE Communications, Inc. and World Access, Inc., of our opinion letter appearing as Annex G to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4, and to the use of our name under the captions "The PT-1 Asset Sale -- Background of the PT-1 asset sale", "-- Opinion of STAR's financial advisor regarding the PT-1 asset sale" and "-- Interests of certain persons in the PT-1 asset sale" therein.

         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules adopted thereunder, nor do we admit that we are "experts" with respect to any part of the Registration Statement on Form S-4 within the meaning of the Securities Act of 1933, as amended, or the rules adopted thereunder.

                                             /s/ Bradford Harris
                                             ---------------------------------
                                             Bradford Harris
                                             Kaufman Bros., L.P.

New York, New York
July 24, 2000